Exhibit 32.2

CERTIFICATION OF PERIODIC FINANCIAL REPORTS PURSUANT TO 18 U.S.C. §1350

The undersigned hereby certifies that she is the duly appointed and acting Co-Chief Executive Officer of Ceridian HCM Holding Inc., a Delaware corporation (the “Company”), and hereby further certifies to the best of her knowledge as follows.

1.
The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
2.
The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite her signature below.

Date: August 2, 2023

By:	/s/ Leagh E. Turner
Leagh E. Turner
Co-Chief Executive Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Ceridian HCM Holding Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.